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                                                                EXHIBIT 10.2

                               INDEMNITY AGREEMENT

         THIS INDEMNITY AGREEMENT (this "Agreement") is made as of March 22, 1995, by GARGOYLES, INC., a Washington corporation ("Gargoyles"), in favor of TRILLIUM CORPORATION, a Washington corporation ("Trillium").

                                    RECITALS

         A. Gargoyles and Trillium, among others are parties to that certain Stock Purchase Agreement dated March 14, 1995 (the "Purchase Agreement").

         B. In consideration of the transactions contemplated by the Stock Purchase Agreement, Gargoyles has asked Trillium to guarantee $6,000,000 of indebtedness of Gargoyles to U.S. Bank of Washington N.A., pursuant to the terms of that certain Limited Guaranty dated March 22, 1995 (the "Guaranty") and Trillium has agreed to guarantee such indebtedness provided Gargoyles agrees to indemnify Trillium for any losses related to such guaranty.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Gargoyles hereby agrees as follows:

1.       INDEMNITY

         Gargoyles hereby agrees to reimburse Trillium for any and all payments made by Trillium under the terms of the Guaranty as a result of the failure of Gargoyles to pay or perform its obligations guarantied by Trillium under the terms of the Guaranty, and hereby agrees to indemnity, defend, and hold harmless Trillium from and against all losses, liabilities, deficiencies, claims and expenses (including, but not limited to, costs of defense and reasonable attorneys' fees) incurred by Trillium arising from the failure of Gargoyles to pay or perform its obligations guarantied by Trillium under the terms of the Guaranty.

2.       ATTORNEYS' FEES

         If it shall be necessary for Trillium to employ an attorney to enforce its rights pursuant to this Agreement because of the default of Gargoyles, Gargoyles shall reimburse Trillium for reasonable attorneys' fees and expenses.

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3.       GOVERNING LAW

         This Agreement shall be governed by the internal law of the state of Washington as to all matters, including but not limited to matters of validity, construction, effect and performance.

         IN WITNESS WHEREOF, Gargoyles has executed this Indemnity Agreement as of the date first above written:

                                       GARGOYLES, INC., a
                                       Washington corporation



                                       By /s/  Douglas B. Hauff
                                          --------------------------------
                                          Douglas B. Hauff, President

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